                                                                    EXHIBIT 99.1

Contact:      Michael Mitchell
              Director of Corporate Communications
              The Medicines Company
              973-656-1616
              investor.relations@themedco.com

FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2002 FINANCIAL
RESULTS

         -        2002 REVENUES UP 169% COMPARED TO 2001

         - EXPANDING SALES FORCE 10% BY MARCH 1, 2003 TO MEET CUSTOMER DEMAND DRIVEN BY POSITIVE REPLACE-2 RESULTS

         - PHASE III CABG PROGRAMS UNDERWAY; PHASE III TRIAL IN ANGIOPLASTY PATIENTS WITH HIT/HITTS COMPLETED



PARSIPPANY, NJ, February 11, 2003 - The Medicines Company (Nasdaq: MDCO) announced today its results for the fourth quarter and full year ended December 31, 2002.

Financial highlights for the quarter ended December 31, 2002 included:

         - Revenues of $14.3 million compared to $6.8 million for the same period in 2001

         - Net loss of $9.8 million compared to $8.5 million for the same period in 2001

                  -        Loss per share of $0.25 in 4Q02 vs. $0.25 in 4Q01

Financial highlights for full year 2002 included:

         -        Revenues of $38.3 million in 2002 compared to $14.2 million in
                  2001

         -        Net loss of $45.8 million in 2002 compared to $54.9 million in
                  2001

                  -        Loss per share of $1.23 in 2002 vs. $1.67 in 2001

Recent operations highlights:

         - Results of the REPLACE-2 clinical trial were presented at The American Heart Association's Scientific Sessions 2002 in November. All of the primary and secondary objectives for the post-marketing trial of Angiomax(R) (bivalirudin) were met. Publication of these results in a major journal is anticipated in the first quarter 2003.

         - In part due to REPLACE-2, sales of Angiomax accelerated 56% from third quarter to fourth quarter.

Dave Stack, President and CEO of The Medicines Company stated, "We believe that the strong fourth quarter 2002 momentum accelerated following the presentation of REPLACE-2 results at the American Heart Association conference in November. The number of hospitals purchasing Angiomax increased by more than 20% and the number of hospitals purchasing four or more boxes of Anigomax increased by 40%. Our customers are impressed with Angiomax ease of use, noting the short duration of therapy, as
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well as safety and cost-effectiveness associated with replacing a complex heparin-based regimen with Angiomax. We expect to continue rapid revenue growth in 2003 due to increasing awareness of the benefits of Angiomax, especially with the impending publication of REPLACE-2, which provides a vital tool for our marketing and sales organization to deliver the REPLACE-2 message."

Mr. Stack added that The Medicines Company is in the process of expanding its sales force this month to meet customer demands, increasing the number of dedicated field-based personnel from 86 to 97, and potentially adding more later in the year.

The Company also announced today that it completed enrollment in ATBAT, a clinical study of Angiomax in patients undergoing coronary angioplasty who have heparin-induced thrombocytopenia/ heparin-induced thrombocytopenia thrombosis syndrome (HIT/HITTS), a complication of heparin use, marked by a severe drop in platelet counts, coupled with problematic clotting. The Company expects to submit the data to the U.S. Food and Drug administration for a potential HIT/HITTS label supplement in 2003.

There will be a conference call with management today at 5:00 P.M. to discuss the financial results. To listen in: dial 800-472-8325 and request The Medicines Company 2002 financial results call.
From outside U.S.: dial 1-706-679-0816.
Replay available for two weeks following call: 800-642-1687
Replay outside the U.S.: 1-706-645-9291
Replay passcode: 8312312.

ABOUT THE MEDICINES COMPANY: The Medicines Company meets the demands of the world's most advanced medical practitioners by developing products that improve specialized care. The Company markets Angiomax(R) (bivalirudin), an anticoagulant approved in the U.S. and other countries for use in patients undergoing coronary angioplasty procedures. The Medicines Company creates value using its range of clinical and commercial skills to develop products acquired from leading life science innovators.

This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "intends" and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption "Risk Factors" in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 31, 2002 and incorporated herein by reference. These risk factors include risks as to the commercial success of Angiomax; how long the Company will be able to operate on its existing capital resources; whether the Company's products (other than Angiomax for its approved indication) will advance in the clinical trials process, the timing of such clinical trials, whether the clinical trial results will warrant continued product development, whether and when, if at all, the Company's products will receive approval from the U.S. Food and Drug Administration or equivalent regulatory agencies, and for which indications, and, if such products receive approval, whether they will be successfully marketed; the Company's history of net losses; and the Company's dependence on third parties, including manufacturers, suppliers and collaborators. We do not assume any obligation to update any forward-looking statements.


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                              THE MEDICINES COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


$000                                               THREE MONTHS ENDED DECEMBER 31,
                                                   ----------------------------
                                                           (UNAUDITED)
                                                   ----------------------------

                                                       2002               2001
                                                    --------           --------
Revenue                                             $ 14,297           $  6,813

Operating Expenses

   Cost of revenue                                     5,324                894
   Research and development                            9,384              5,538
   Selling, general and administrative                 9,609              9,208
                                                    --------           --------
     Total operating expenses                         24,317             15,640
                                                    --------           --------

Loss from operations                                 (10,020)            (8,827)
   Interest income (expense), net                        183                311
   Loss on sale of investments                            --                 --
                                                    --------           --------
Net loss                                            $ (9,837)          $ (8,516)
                                                    ========           ========

Basic and diluted net loss attributable
   to common stockholders per common share          $  (0.25)          $  (0.25)
                                                    ========           ========

Shares used in computing net loss attributable
   to common stockholders per common share:
    Basic and diluted                                 39,587             34,559
                                                    ========           ========


                                                         YEAR ENDED DECEMBER 31,
                                                       ---------------------------
$000                                                     2002                 2001
                                                       --------           --------
Revenue                                                $ 38,301           $ 14,248

Operating Expenses

   Cost of revenue                                       10,284              2,111
   Research and development                              37,951             32,767
   Selling, general and administrative                   36,808             36,567
                                                       --------           --------
     Total operating expenses                            85,043             71,445
                                                       --------           --------

Loss from operations                                    (46,742)           (57,197)
   Interest income (expense), net                           911              3,163
   Loss on sale of investments                               --               (850)
                                                       --------           --------
Net loss                                               $(45,831)          $(54,884)
                                                       ========           ========

Basic and diluted net loss attributable to
common stockholders per common share                   $  (1.23)          $  (1.67)
                                                       ========           ========
Shares used in computing net loss attributable to
common stockholders per common share:
   Basic and diluted                                     37,210             32,926
                                                       ========           ========

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
CONDENSED CONSOLIDATED BALANCE SHEETS                         DECEMBER 31,        DECEMBER 31,
$000                                                             2002                2001
                                                             ------------        ------------
ASSETS

Cash, cash equivalents, available for sales securities          $43,509          $54,009
Accrued interest receivable                                         129                7
Accounts receivable                                              12,758            5,347
Inventories                                                      14,179           16,611
Fixed assets, net                                                   924            1,223
Other assets                                                        895              704
                                                             ------------        ------------
   Total Assets                                                 $72,394          $77,901
                                                             ============        ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                             $17,038          $16,780
Deferred revenue                                                  1,396               --
Stockholders' equity                                             53,960           61,121
                                                             ------------        ------------
   Total Liabilities and Stockholders' Equity                   $72,394          $77,901
                                                             ============        ============